UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PET EXPRESS SUPPLY, INC.
(Name of small business issuer in its charter)

Nevada	5961	20-3768799
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5219 S. Pittsburg St.
Spokane, WA 99223
(509) 990-2630
(Address and telephone number of principal executive offices)

5219 S. Pittsburg St.
Spokane, WA 99223
(509) 990-2630
(Address of principal place of business or intended principal place of business)

Savoy Financial Group, Inc.
6767 W Tropicana Ave, Suite 207
Las Vegas NV 89103
(702) 248-1027
(Name, address and telephone number of agent for service)

Copies to:
Randy Brumbaugh, Esq.
417 W. Foothill Blvd.
PMB B-175
Glendora, CA 91741

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

_____________________________________________________________________________________________________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ _____________________________________________________________________________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ _____________________________________________________________________________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ _____________________________________________________________________________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

_____________________________________________________________________________________________________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. ☒

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount of Shares to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	55,000 (1)	$0.10 (2)	$ 5,500.00	$ 0.59
Common Stock	350,000 (3)	$0.11 (4)	$ 38,500.00	$ 4.12
Common Stock	1,000,000 (5)	$0.10 (6)	$100,000.00	$10.70

(1)	Represents shares currently outstanding to be sold by the Selling Stockholders.

(2)           The fee with respect to these shares has been calculated based upon the price the Selling Stockholders paid for their common stock.

(3)	Represents the number of shares of common stock offered for resale following the exercise of warrants.
(4)	The fee with respect to these shares has been calculated based upon the exercise price of the warrants.
(5)	Represents shares offered directly to the public by us.
(6)	Estimated solely for the purpose of calculating the amount of the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

PET EXPRESS SUPPLY, INC.

55,000 shares of common stock held by the Selling Stockholders

350,000 shares of common stock underlying Warrants

1,000,000 shares of common stock offered by the Issuer

Pet Express Supply, Inc. is registering an aggregate of 55,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders. We are also registering an aggregate of 350,000 shares of our common stock that may be sold upon exercise of the outstanding warrants. The selling stockholders may only offer and sell common stock using this prospectus in transactions at a fixed offering price of $0.10 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices. The proceeds from the sale of the selling stockholders’ shares will go directly to the selling stockholders and will not be available to us. We will receive gross proceeds of $38,500 if the holder of the warrants exercises all the warrants for cash. The selling stockholders are listed under “Selling Security Holders” on page 13.

We are also offering, on a best-efforts basis, a minimum of 350,000 and up to 1,000,000 shares of common stock at a price of $0.10 per share. The shares are intended to be sold directly through the efforts of Renea Yamada and Diane Egger, the officers, directors and employees of PES. The intended methods of communication include, without limitation, telephone and personal contact. The proceeds from the sale of the shares in this offering will be payable to William F. Doran Trust Account fbo Pet Express Supply. All subscription funds will be held in the Escrow Account pending the achievement of the minimum offering and no funds shall be released to PES until such a time as the minimum proceeds are raised. If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The offering of shares by PES shall terminate on the earlier of (i) the date when the sale of all 1,000,000 shares is completed or (ii) 180 days from the date of this prospectus. We will not extend the offering period beyond 180 days from the effective date of the prospectus. For more information, see “Plan of Distribution” on page 14.

Prior to this offering, there has been no public market for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Offered by:	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See “Plan of Distribution” beginning on page 14)	Proceeds to the Company
Selling Stockholders	55,000	$5,500.00	$0.00	$0.00
Warrant holders	350,000	$38,500.00	$0.00	$0.00
Issuer Maximum	1,000,000	$100,000.00	$0.00	$100,000.00

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state. Pet Express Supply, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is September 25, 2006

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

We were originally incorporated in the State of Nevada on September 11, 2003 under the name “GPP Diversified, Inc.” Subsequently, on November 9, 2005, we changed our name to Pet Express Supply, Inc. We are a development stage company that plans to establish ourselves as an on-line retailer of pet supplies. To date, we have not commenced our planned principal operations and have no significant assets. Our operations have been devoted primarily to startup and development activities, which include the following:

1.	Formation of the Company,
2.	Obtaining capital through sales of our common stock and debt securities,
3.	Reserved a domain name at www.petexpresssupply.com and
4.	Began preliminary planning and design of our website.

We are attempting to build Pet Express to become fully operational. In order to begin generating revenues, we must:

1.

Develop and publish our website: We have reserved the domain name www.petexpresssupply.com and are working to develop content to publish on the website. We believe this site is critical to reaching prospective customers and for generating awareness of our brand. Additionally, establishing an Internet presence is imperative, as the site will serve as our base of operations and the sole method through which we will realize sales. Our website is not currently functional.

2.

Accumulate an inventory of saleable merchandise: We seek to be an online retailer of pet supplies. In order to do so, we must accumulate an inventory of saleable merchandise. All merchandising activities are expected to be undertaken by Renea Yamada, our President, director and a shareholder. To date, we have not purchased any inventory and do not have any ability to generate revenues.

3.

Devise a marketing strategy: We believe that generating awareness of our company will drive consumers to our website. In order to do so, we must develop and implement an effective promotional strategy. We intend to utilize search engine placement and keyword submission optimization services to increase the visibility of our website, once it is operational. We currently have no marketing strategies in place and our website is still in the development stage.

Since our inception on September 11, 2003 to June 30, 2006, we have not generated any revenues and have incurred a net loss of $9,764. It is hoped that we will begin to generate revenues within the next 12 months, of which there can be no guarantee. Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part. Our ability to achieve our operational goals and commence our planned principal operations is entirely dependent upon the proceeds to be raised in this offering. If we do not raise at least the minimum offering amount of $35,000, we will be unable to establish a base of operations, without which we will be unable to begin to generate any revenues. The realization of sales revenues in the next 12 months is important for our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to stay in business.

We currently have two officers, Renea Yamada and Diane Egger, both of whom also act as employees. These individuals work for us on a part-time basis.

As of the date of this prospectus, PES has 5,055,000 shares of $0.001 par value common stock issued and outstanding. Assuming the exercise of all outstanding warrants, we will have 5,405,000 shares of common stock outstanding.

Pet Express’ administrative office is located at 5219 S. Pittsburg St., Spokane, WA 99223, telephone (509) 990-2630.

Pet Express’ fiscal year end is December 31.

Offering by the Selling Stockholders

The offering partially consists of shares offered by the selling stockholders. The selling stockholders are offering 55,000 shares of our currently issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective. We are also registering 350,000 shares of our common stock underlying warrants issued in connection with our debt securities that may be sold upon exercise of all the warrants. The selling shareholders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices. To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association. The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.

The offering price of $0.10 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

All proceeds from sales of shares by the selling stockholders will go directly to the selling stockholders and none will be available to Pet Express Supply, Inc.

Pet Express Supply, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, taxes, attorney’s fees and related charges in connection with the offer and sale of the shares. The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Offering by Pet Express Supply, Inc.

In addition to the shares offered by the selling stockholders, Pet Express Supply, Inc. is offering, on a best-efforts, self-underwritten basis, a minimum of 350,000 and a maximum of 1,000,000 shares of the common stock at a price of $0.10 cents per share. The proceeds from the sale of the shares by the Issuer in this offering will be payable to “William F. Doran Trust Account fbo Pet Express Supply” and will be deposited in a non-interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to William F. Doran, Attorney at Law. Failure to do so will result in checks being returned to the investor who submitted the check.

All subscription funds will be held in escrow pending the achievement of the minimum offering and no funds shall be released to PES until such a time as the minimum proceeds are raised (see “Plan of Distribution”). Any additional proceeds received after the minimum offering is achieved will be immediately released to us. The offering shall terminate on the earlier of (i) the date when the sale of all 1,000,000 shares is completed or (ii) 180 days from the date of this prospectus. If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. PES will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 30 days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Pet Express Supply, Inc.’s Transfer Agent is Madison Stock Transfer, Inc., 1688 E. 16th Street, Suite 7, Brooklyn, New York 11229, phone (718) 627-4453.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to “Risk Factors” on page 7 and “Dilution” on page 12 before making an investment in our stock.

Summary Financial Information

The summary financial data are derived from the historical financial statements of Pet Express. This summary financial data should be read in conjunction with “Management’s Discussion and Plan of Operations” as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

	June 30,	December 31,
	2006	2005
ASSETS
Current assets
Cash and equivalents	$845	$—
Total current assets	845	—

Fixed assets, net of depreciation	1,551	—

Total assets	$2,396	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$1,460	$3,460
Total current liabilities	1,460	3,460

Stockholders’ equity
Common stock	5,055	5,000
Additional paid-in capital	5,645	200
(Deficit) accumulated during development stage	(9,764)	(8,660)
Total stockholders’ equity (deficit)	936	(3,460)

Total liabilities and stockholders’ equity (deficit)	$2,396	$—

Statements of Operations Data

	Six Months Ended		September 11, 2003
	June 30,		(Inception) to
	2006	2005	June 30, 2006

Revenue	$—	$—	—

Expenses:
Depreciation expense	148	—	148
General and administrative expenses	956	—	4,616
General and administrative expenses – related party	—	—	5,000
Total expenses	1,104	—	9,764

Net (loss)	$(1,104)	$—	$(9,764)

Net (loss) per share	$(0.00)	$(0.00)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Our officers and directors work for us on a part-time basis. As a result, we may be unable to develop our business and manage our public reporting requirements.

Our operations depend on the efforts of Renea Yamada, our President and Secretary, and Diane L. Egger, our Treasurer. Neither Mrs. Yamada nor Mrs. Egger has experience related to public company management, nor as a principal accounting officer. Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business. We cannot guarantee you that we will overcome any such obstacle.

Investors may lose their entire investment if we fail to implement our business plan.

Pet Express Supply, Inc. was formed in September 2003. We have no demonstrable operations record, on which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition. PES cannot guarantee that we will be successful in accomplishing our objectives. To date, we have not generated any revenues and may incur losses in the foreseeable future. If we fail to implement and create a base of operations for our proposed pet supplies business, we may be forced to cease operations, in which case investors may lose their entire investment.

If we are unable to continue as a going concern, investors may face a complete loss of their investment.

We have yet to commence our planned operations. As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues. Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part. If our business fails, the investors in this offering may face a complete loss of their investment.

Investors will have limited control over decision-making because principal stockholders, officers and directors of Pet Express Supply control the majority of our issued and outstanding common stock.

Our executive officers and directors beneficially own approximately 98.9% of the outstanding common stock, or 97.8% on a fully diluted basis. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders that will have purchased their stock in this offering.

Pet Express Supply may not be able to attain profitability without additional funding, which may be unavailable.

We have limited capital resources. To date, we have not generated cash from our operations. Unless we begin to generate sufficient revenues from our proposed pet supplies business to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to go out of business if additional financing is not available. We have no intention of liquidating. In the event our cash resources are insufficient to continue operations, we intend to raise addition capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate. A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Because of competitive pressures from competitors with more resources, Pet Express Supply may fail to implement its business model profitably.

The market for customers is intensely competitive and such competition is expected to continue to increase. We expect to compete with many online and physical retailers that either specialize in pet supplies or carry pet products as a complementary offering. These companies range in size from independently owned and operated boutiques, mass merchandise retailers like Wal-Mart and major specialty retailers like Petsmart. On-line only competitors include Dog.com and Pets.com.

Generally, our actual and potential competitors have longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base. Therefore, many of these competitors may be able to devote greater resources to attracting a customers and preferred vendor pricing. There can be no assurance that our current or potential competitors will not stock comparable or superior products to those to we expect to offer. Increased competition could result in lower than expected operating margins or loss of market share, any of which would materially and adversely affect our business, results of operation and financial condition.

We may be unable to generate sales without sales, marketing or distribution capabilities.

We have not commenced our planned business of selling pet supplies via the internet and do not have any sales, marketing or distribution capabilities. We cannot guarantee that we will be able to develop a sales and marketing plan or to develop an effective chain of distribution. In the event we are unable to successfully implement these objectives, we may be unable to generate sales and operate as a going concern.

We may not be able to generate sales because consumers may choose not to shop online.

We may not be able to attract potential customers who shop in traditional retail stores to shop on our proposed web site. Furthermore, we may incur significantly higher and more sustained advertising and promotional expenditures than anticipated to attract online shoppers and to convert those shoppers into purchasing customers. As a result, we may not be able to achieve profitability, and even if we are successful at attracting online customers, we expect it could take several years to build a substantial customer base. Specific factors that could prevent widespread customer acceptance of our e-commerce solution include:

1.	Delivery time associated with Internet orders, as compared to the immediate receipt of products at a physical store;

2.	Customer concerns about buying products without physically handling them;

3.	Customer concerns about the security of online transactions and the privacy of their personal information; and

4.	Difficulties in returning or exchanging items purchased through the website.

If our computer systems and Internet infrastructure fail, we will be unable to conduct our business.

The performance of our computer hardware and the Internet infrastructure is critical to our business and reputation, as well as out ability to attract web users, new customers and commerce partners. Any system failure that causes an interruption in service or a decrease in responsiveness of our web site could result in an impairment of traffic on our web site and, if sustained or repeated, could materially harm our reputation and the attractiveness of our brand name. Our servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering. The occurrence of any of these events could result in interruptions, delays or cessation in services, which could have a material adverse effect on our business, result of operations and financial condition. Any damage or failure that interrupts or delays our operations could have a material adverse effect on our business, result of operations and financial condition. To the extent that we do not effectively address any capacity constraints, such constraints would have a material adverse effect on its business, result of operations and financial condition.

We may be unable to obtain sufficient quantities of quality merchandise on acceptable commercial terms because we do not have long-term distribution and manufacturing agreements.

We intend to rely primarily on product manufacturers and third-party distributors to supply the products we plan to offer. Our business would be seriously harmed if we were unable to develop and maintain relationships with suppliers and distributors that allow us to obtain sufficient quantities of quality merchandise on acceptable terms. Additionally, we may be unable to establish alternative sources of supply for our products to ensure delivery of merchandise in a timely and efficient manner or on terms acceptable to us. If we cannot obtain and stock our products at acceptable prices and on a timely basis, we may lose sales and our potential customers may take their purchases elsewhere.

Our revenue and gross margin could suffer if we fail to manage our inventory properly.

Our business depends on our ability to anticipate our needs for products and our as yet unidentified supplier’s ability to deliver sufficient quantities of products at reasonable prices on a timely basis. Given that we are in the development stage we may be unable to accurately anticipate demand and manage inventory levels that could seriously harm us. If predicted demand is substantially greater than consumer purchases, there will be excess inventory. In order to secure inventory, we may make advance payments to suppliers, or we may enter into non-cancelable commitments with vendors. If we fail to anticipate customer demand properly, a temporary oversupply could result in excess or obsolete inventory, which could adversely affect our gross margin.

Failure by us to respond to changes in consumer preferences could result in lack of sales revenues and may force us out of business.

Any change in the preferences of our potential customers that we fail to anticipate could reduce the demand for the pet supplies and various pet-related merchandise we intend to sell. Decisions about our focus and the specific products we plan to offer will often be made in advance of entering the marketplace. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed products and lower profit margins.

Pet Express Supply may lose its top management without employment agreements.

Our operations depend substantially on the skills and experience of Renea Yamada and Diane L. Egger, our directors and officers. We have no other full- or part-time employees besides these individuals. Furthermore, we do not maintain key man life insurance on either of these two individuals. Without employment contracts, we may lose either or both of our officers and directors to other pursuits without a sufficient warning and, consequently, go out of business.

Both of our officers and directors are involved in other business opportunities and may face a conflict in selecting between our company and their other business interests. In the future, either Mrs. Yamada or Mrs. Egger may also become involved in other business opportunities. We have not formulated a policy for the resolution of such conflicts. If we lose either or both of Mrs. Yamada and Mrs. Egger to other pursuits without a sufficient warning we may, consequently, go out of business.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Certain Nevada corporation law provisions could prevent a potential takeover, which could adversely affect the market price of our common stock.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock. Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

The costs and expenses of SEC reporting and compliance may inhibit our operations.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock. The majority of our issued and outstanding common stock, 98.9%, is currently held by Mrs. Renea Yamada, an officer, director and employee. Therefore, the current and potential market for our common stock is limited. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution

Renea Yamada, who serves as our President and director, acquired 5,000,000 shares of our common stock at a price per share of $0.001. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of our common stock in the future could result in further dilution. Please refer to “Dilution” on page 12.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently issued and outstanding shares of common stock, aggregating 5,055,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

A portion of the shares being registered in this registration statement (405,000 shares) are held by the selling shareholders and are underlying warrants to purchase common stock by a selling shareholder. The selling security holders will receive the net proceeds from the resale of their shares. We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares. We will receive gross proceeds of $38,500 if the holder of the warrants exercises all the warrants for cash. All proceeds received upon exercise of all the warrants will be used for general working capital.

PES is offering for sale to the public up to 1,000,000 shares of its common stock, the net proceeds of which will be retained by PES. Without realizing the minimum offering proceeds of $35,000, we will not be able to commence planned operations and implement our business plan. The table below lists intended uses of proceeds indicating the amount to be used for each purpose and the priority of each purpose, if all of the securities are not sold. The timing of the use of proceeds will be in our sole discretion.

	Minimum		50% of Maximum		75% of Maximum		Maximum
	$	%	$	%	$	%	$	%
OFFERING PROCEEDS	35,000	100.00%	50,000	100.00%	75,000	100.00%	100,000	100.00%

OFFERING EXPENSES(1)
Total offering expenses	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Net proceeds from offering	35,000	100.00%	50,000	100.00%	75,000	100.00%	100,000	100.00%

USE OF NET PROCEEDS
Repayment of liabilities	19,000	54.29%	19,000	38.00%	19,000	25.33%	19,000	19.00%
Professional fees	9,500	27.14%	10,000	20.00%	15,000	20.00%	20,000	20.00%
Advertising & marketing	2,500	7.14%	4,000	8.00%	8,000	10.67%	16,000	16.00%
Inventory	4,000	11.43%	6,000	12.00%	8,000	10.67%	12,000	12.00%
Office equipment	0	0.00%	0	0.00%	2,000	2.67%	2,000	2.00%
Office supplies	0	0.00%	0	0.00%	750	1.00%	1,500	1.50%
Website services	0	0.00%	2,000	4.00%	3,000	4.00%	6,000	6.00%
Working capital	0	0.00%	9,000	18.00%	19,250	25.67%	23,500	23.50%

Total use of net proceeds	35,000	100.00%	50,000	100.00%	75,000	100.00%	100,000	100.00%

1. The offering expenses will be paid by us using funds borrowed from in a debt offering conducted by us on August 23, 2006. For details, see “Management’s Discussion and Plan of Operation” on page 23.

2. The category of General Working Capital may include printing costs, postage, telephone services, overnight services and other operating expenses.

Determination of Offering Price

The selling shareholders may sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association. We have not approached any broker/dealers with regard to assisting us to apply for such listing. There can be no assurance that we will obtain listing on the OTC Bulletin Board.

With respect to the sale of up to 1,000,000 shares or our common stock by us, the offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. As there is no public market in the shares, we used the price of $0.10 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop and continue or that the securities will ever trader at a price higher than the offering price.

Dilution

Investors will realize an immediate dilution in the net tangible book value in the shares purchased. “Dilution” represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering by the company. “Net Book Value” is the amount that results from subtracting the total liabilities of Pet Express Supply, Inc. from total assets. In this offering, the level of dilution is substantial as a result of the low book value of PES’ issued and outstanding stock and on a fully diluted basis, assuming the exercise of all warrants.

The following table illustrates the dilution to the purchasers of the shares in this offering, assuming the warrants have not been exercised:

	Assuming the sale by PES of:
	Minimum Offering	Maximum Offering
Offering price per share	$0.10	$0.10
Net tangible book value per share per share before offering	$0.0002	$0.0002
Increase attributable to existing shareholders	$0.0065	$0.0165
Net tangible book value per share per share after offering	$0.0066	$0.0167
Per share dilution	$0.0933	$0.0833
Dilution %	93.35%	83.33%

The following table illustrates the dilution to the purchasers of the shares in this offering, assuming all the warrants have been exercised:

	Assuming the sale by PES of:
	Minimum Offering	Maximum Offering
Offering price per share	$0.10	$0.10
Net tangible book value per share per share before offering	$0.0073	$0.0073
Increase attributable to existing shareholders	$0.0056	$0.0145
Net tangible book value per share per share after offering	$0.0129	$0.0218
Per share dilution	$0.0871	$0.0782
Dilution %	87.07%	78.23%

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering		Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering(1)

Scott Chadwick	25,000	(2)	25,000	0	0.00%
Diane L. Egger(3) (4)	10,000	(2)	10,000	0	0.00%
Stephen A. Egger(4)	10,000	(2)	10,000	0	0.00%
Dawn Yamada(5)	10,000	(2)	10,000	0	0.00%
Lynn Cole Capital	350,000	(6)	350,000	0	0.00%

Total (5 persons)	405,000		405,000	0	0.00%

Notes:

1.	Assumes the offering of all 405,000 offered for sale by the selling stockholders in this registration statement, of which this prospectus is a part.

2.

In March 2006, we sold 55,000 shares of our common stock to the four selling shareholders listed above. The shares were issued at a price of $0.10 per share for total cash in the amount of $5,500. The shares bear a restrictive transfer legend. This March 2006 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Pet Express Supply, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders’ equity and cash flows.

3.	Diane Egger is the Treasurer and a director of Pet Express Supply, Inc.

4.	Diane Egger and Stephen Egger are married. Stephen Egger is the brother of Renea Yamada, President and director of Pet Express Supply, Inc.

5.	Dawn Yamada is the sister-in-law of Renea Yamada, the President and a director of Pet Express Supply, Inc.

6.

On August 23, 2006, we conducted a private offering of debt securities. In connection with the debt offering, the note holder, Lynn Cole Capital, was issued warrants to purchase up to 350,000 shares of our common stock for an aggregate purchase price of $38,500 or $0.11 a share.

None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

Plan of Distribution

There is no public market for our common stock. Our common stock is currently held amongst a small community of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing. We are unable to estimate when we expect to undertake this endeavor. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop. Pet Express cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of Pet Express’ common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond Pet Express’ control. As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

Offering by the Selling Stockholders

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.10 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.	In the over-the-counter market;

2.	On any exchange on which the shares may hereafter be listed;

3.	In negotiated transactions other than on such exchanges;

4.	By pledge to secure debts and other obligations;

5.

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.	In a combination of any of the above transactions.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be “underwriters” within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

Offering by Pet Express Supply, Inc.

Pet Express Supply, Inc. is offering up to 1,000,000 shares of common stock on a best efforts basis utilizing the efforts of Mrs. Renea Yamada, our President and director. Potential investors include family, friends and acquaintances of Mrs. Yamada. The intended methods of communication include, without limitation, telephone and personal contact. In her endeavors to sell this offering, Mrs. Yamada does not intend to use any mass advertising methods such as the Internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into our escrow account until the minimum sales threshold is reached. There can be no assurance that all, or any, of the shares will be sold.

Mrs. Yamada will not receive commissions for any sales she originates on our behalf. We believe that Mrs. Yamada is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Mrs. Yamada:

1.	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of their participation; and

2.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Is not an associated person of a broker or dealer; and

4.	Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and
b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, PES has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if PES were to enter into such arrangements, PES will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which PES has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, PES has not identified the specific states, where the offering will be sold. PES will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to William F. Doran Trust Account fbo Pet Express Supply (“Escrow Account”). All subscription agreements and checks should be delivered to William F. Doran. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Escrow Account pending achievement of the minimum offering and no funds shall be released to PES until such a time as the minimum proceeds are raised. The escrow agent will continue to receive funds and perform additional disbursements until either the maximum offering is achieved or a period of 180 days from the effective date of this offering, whichever event happens first. Thereafter this agreement shall terminate. If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The offering will not be extended beyond 180 days from the effective date of this registration statement, of which this prospectus is a part. The fee of the Escrow Agent is $500.00. (See Exhibit 99(a).)

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to William Doran, Attorney at Law, 1717 E. Bell Road, Suite 1, Phoenix, AZ 85022. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. An investors’ failure to pay the full subscription amount will entitle PES to disregard the investors’ subscription. All subscription agreements and checks are irrevocable. We reserve the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Legal Proceedings

Our officers, directors and employees have not been convicted in a criminal proceeding, exclusive of traffic violations.

Our officers, directors and employees have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our officers, directors and employees have not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

No director, officer, significant employee or consultant of Pet Express Supply, Inc. has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Renea Yamada (2)	43	President, CEO and Director	August 2006 – 2007

Diane L. Egger (2)	42	Treasurer and Director	August 2006 – 2007

Notes:

1.

Our directors will hold office until the next annual meeting of the stockholders, which shall be held in August of 2007, and until successors have been elected and qualified. Our officers were appointed by our directors and will hold office until she resigns or is removed from office.

2.

Both Mrs. Yamada and Mrs. Egger have obligations to entities other than Pet Express. We expect both of these individuals to spend approximately 10-20 hours per week on our business affairs. At the date of this prospectus, Pet Express is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Renea Yamada, President: Mrs. Yamada has been involved in retail management for 28 years. From 1977-1984 and from 1997 to the present, she is the retail manager for Eggers Better Meat, in Spokane, Washington, where she is in charge of customer relations, donations and advertising, as well as managed personnel, scheduling and payroll. In addition, she cut, prepared and packaged meat products and delivered items to customers. From 1992-1994, Mrs. Yamada was a sales associate and retail manager for Robinson May Company in Phoenix, Arizona, where she managed inventory control and stocking, as well as resetting product displays. Between 1994 and 1996, she was an administrative assistant with Concord Confections in Phoenix, Arizona, ordering product and handling all office functions. From 1996 to 1997, Mrs. Yamada started and operated Eggers Produce in Spokane, Washington. Mrs. Yamada ran significantly all operations from inventory management to selling produce to customers.

Diane L. Egger, Treasurer: Mrs. Egger has been involved in retail sales management for 23 years. From 1999 to the present, she is a department manager for Pumpkin Patch Grocery and Liquor, in Spokane, Washington, where she is in charge of setting sales goals, establishing new accounts, merchandizing, purchasing, inventory control, and employee training. From 1993 to 1999, Mrs. Eggers was a supply clerk at Sacred Heart Medical Center in Spokane, Washington, where she was in charge of purchasing, and inventory control. Between 1990 and 1993, she was a Quality Control Inspector at Miles Lavatories Holistersteer in Spokane, Washington, tracking sales and maintaining detailed product quality records and reports. From 1990-1989, Mrs. Egger was a Department Manager overseeing and responsible for the management of three departments and the employees assigned to each department at Portland Food 4 Less in Portland Oregon.

Family Relationships

Renea Yamada and Diane Egger are sisters-in-law.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Pet Express Supply, Inc.’s common stock by all persons known by Pet Express to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to Pet Express’ knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering(3)	After Offering(4)

Common	Renea Yamada, President, Secretary and CEO	5,000,000	92.51%	78.06%

Common	Diane Egger, Treasurer	10,000	0.18%	0.00%(5)

	All Directors and Officers as a group (2 persons)	5,010,000	92.69%	78.06%(5)

Notes:

1.	The address for Renea Yamada and Diane Egger is c/o Pet Express Supply, Inc., 5219 S. Pittsburg St., Spokane, WA 99223.

2.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.	Assumes the exercise of all of the warrants to purchase 350,000 shares of our common stock.

4.

Assumes the sale of the maximum amount of this offering (405,000 shares of common stock by the selling shareholders and up to 1,000,000 shares by Pet Express). The aggregate amount of shares to be issued and outstanding, assuming a maximum offering is 6,405,000.

5.	Diane Egger is a selling stockholder, registering for sale 10,000 shares of PES.

Description of Securities

Pet Express Supply, Inc.’s authorized capital stock consists of 100,000,000 shares of a single class of common stock, having a $0.001 par value.

The holders of Pet Express’ common stock:

1.	Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by Pet Express’ Board of Directors;

2.	Are entitled to share ratably in all of Pet Express’ assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of Pet Express’ affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Non-Cumulative Voting

Holders of shares of Pet Express Supply, Inc.’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Pet Express’ directors.

Cash Dividends

As of the date of this prospectus, Pet Express Supply, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of Pet Express’ board of directors and will depend upon Pet Express’ earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is the present intention of Pet Express not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in Pet Express’ business operations.

Reports

1.	After this offering, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.
2.	After this offering, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.
3.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Randy Brumbaugh, Esq., Glendora, California, who holds no interest in our common stock.

Experts

Beckstead & Watts, LLP, independent registered public accounting firm, have audited our financial statements at December 31, 2005, as set forth in his report. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Beckstead & Watts, LLP’s report, given on their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Pet Express Supply, Inc.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer. See Item 24 “Indemnification of Directors and Officers,” on page 50.

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

Pet Express Supply, Inc. was incorporated in Nevada on September 11, 2003, under the name GPP Diversified, Inc. Subsequently, on November 9, 2005, we changed our name to Pet Express Supply, Inc.

Renea Yamada serves as our President and Director and Diane Egger serves as our Treasurer and Director.

Please see “Recent Sales of Unregistered Securities” on page 50 for our capitalization history.

Description of Business

Business Development and Summary

Pet Express Supply, Inc. was incorporated in the State of Nevada on September 11, 2003. We are a development stage company that plans to become an on-line retailer of pet supplies. We have initiated our development and start-up activities, but have not commenced planned principal operations. As of the date of this prospectus, we have generated no revenues. Our operations to date have been devoted to the following:

1.	Formation of the Company,
2.	Obtaining capital through sales of our common stock,
3.	Establishing our presence on the Internet at www.petexpresssupply.com and
4.	Began preliminary planning and design of our website.

Our administrative office is located at 5219 S. Pittsburg St., Spokane, WA 99223.

Our fiscal year end is December 31.

Business of Issuer

Principal Products and Principal Markets

Pet Express Supply is attempting to establish itself as an online retailer of pet supplies. We have reserved the domain www.petexpresssupply.com, which will serve as our base of operations and the sole method through which we will realize sales. The site is anticipated to be our primary store-front, through which we will market, sell and distribute all merchandise. Currently, the site is in development and has not been published. A portion of the proceeds from the offering contemplated in this prospectus, is allocated to developing and establishing our Internet presence. Once the website is enabled as a sales channel, it will be expected to serve as our primary method of generating sales. Until we publish our website, we will be unable to begin to generate revenues.

Our target market consists of discriminating feline and canine owners seeking unique products not typically found in the larger pet “superstores.” Our management believes that there exists a niche market of individuals who have a fair amount of discretionary disposable income and treat their pets like family. These individuals tend to purchase toys, clothing and accessories much like a person would for their children.

We plan to assist in the pampering of these pets by offering a flexible product mix of unique and diverse items. Although we have not identified any specific products to sell, we plan to cover the basic product categories, as follows:

Apparel	Bedding	Carriers
Chews	Feeding Accessories	Grooming
Harnesses and Leashes	Healthcare	I.D. Tags
Specialty Foods	Toys	Treats

There are virtually limitless products marketed to consumers in the pet supplies industry. We believe it is not feasible to attempt to accumulate a large inventory of units across hundreds or even thousands of items. For instance, competitors such as Petsmart and Petco stock in excess of 20,000 SKUs. In contrast, we seek to offer a narrow selection of products from both small, specialty manufacturers, as well as larger, established companies. Our goal is to offer a variety of unique items alongside well-known popular products.

As we are still in the development stage, we do not have any saleable inventory and have not yet identified any manufacturers or suppliers. We intend to evaluate the merits of stocking products on an item-by-item basis. All merchandising activities will be undertaken by Renea Yamada, our President.

In addition, strategic alliances are expected to play an important role in generating brand awareness, while allowing us to capitalize on the larger product offerings of other companies. We are in the process of identifying companies with vendor and affiliate programs that will allow us to either list and sell their existing real-time inventory on our website or earn commissions based upon sales effected from our website.

Distribution Methods of the Products

We are currently in the process of establishing a base of operations in the pet supplies industry. We are designing a website that will be published at www.petexpresssupply.com, which will serve as our store-front and primary means of generating sales.

We have no methods of distribution in place, nor do we have any merchandise to distribute. However, it is anticipated that when we are required to fulfill customer orders, we will use general parcel services such as United Parcel Service, DHL and Federal Express.

Industry Background and Competition

The market for pet products is very competitive, highly fragmented and is characterized by pricing pressures, quality of customer service, breadth and depth of product selection, as well as convenience, reliability and accessibility. Our competitors can be divided into several groups: (a) online stores that sell pet products such as Pets.com and Petopia.com; (b) superstore retailers of pet products like Petsmart and Petco; (c) specialty pet retailers like Three Dog Bakery and small regional or singular locations; (d) mass market retailers such as Wal-Mart; (e) supermarkets and grocery stores similar to Albertsons; (f) warehouse clubs like Costco; and (g) mail order suppliers of pet products like Dog.com.

We compete generally for the disposable income of pet owners. Although we plan to focus on the specialty, boutique niche in the pet supply market, there exist significantly similar, and often competitively priced, merchandise sold by numerous competitors of varying sizes. We are a start-up company without a base of operations and lacking an ability to generate sales. As such, our competitive position is unfavorable in the general marketplace. Unless we implement our planned operations and begin to generate revenues, we will not be able to maintain our operations.

Significantly all of our current and potential traditional store-based and online competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can. Traditional store-based retailers also enable customers to see and feel products in a manner that is not possible over the Internet. Many of these current and potential competitors can devote substantially more resources to Web site and systems development than we can. In addition, larger, more well-established and financed entities may acquire, invest in or form joint ventures with online competitors or pet supply retailers as the use of the Internet and other online services increases.

Need for Government Approval of Principal Products

We are not aware of the need to obtain governmental approval for any aspect of our operations.

Effect of Existing or Probable Governmental Regulations

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to retailing or electronic commerce. We do not currently provide individual personal information regarding our users to third parties and we currently do not identify registered users by age, nor do we expect to do so in the foreseeable future. The adoption of additional privacy or consumer protection laws could create uncertainty in Web usage and reduce the demand for our products and services or require us to redesign our web site.

In addition to regulations applicable to businesses generally, we are regulated by federal, state or local governmental agencies with respect to the shipment of pet food and pet products. We expect to rely upon our potential suppliers to meet the various regulatory and other legal requirements applicable to products that will be supplied by them to us.

However, we guarantee that such suppliers have in the past, or will in the future, always do so, or that their actions will be adequate or sufficient to satisfy all governmental requirements that may be applicable to these sales. We would be fined or exposed to civil or criminal liability, and we could receive potential negative publicity, if these requirements were not to be fully met by suppliers or by us directly.

Number of total employees and number of full time employees

PES is currently in the development stage. During the development stage, we plan to rely exclusively on the services of Renea Yamada, President and director, and Diane Egger, our Treasurer and director, to set up our business operations. Both Mrs. Yamada and Mrs. Egger currently work for us on a part-time basis and each expect to devote approximately 10-20 hours per week to our business, or as needed. There are no other full- or part-time employees. We believe that our operations are currently on a small scale that is manageable by these individuals.

Reports to Security Holders

1.	After this offering, we will furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

After this offering, we will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.

The public may read and copy any materials Pet Express Supply, Inc. files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management’s Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Management’s Discussion

Pet Express Supply, Inc. was incorporated in Nevada on September 11, 2003, under the name GPP Diversified, Inc. Subsequently, on November 9, 2005, we changed our name to Pet Express Supply, Inc. PES is a startup and has not yet realized any revenues. Our efforts have focused primarily on the development and implementation of our business plan. No development related expenses have been or will be paid to affiliates of PES.

During the six month period ended June 30, 2006, we did not generate any revenues, and incurred a net loss of $1,104, attributable to $148 in depreciation expense recognized from our computer equipment and $956 in general and administrative expenses related to the cost of developmental activities. During the six months ended June 30, 2005, we did not generate any revenues and did not incur any expenses, as we were did not conduct any operations in pursuit of our business plan.

From our inception to June 30, 2006, we generated no revenues, while experiencing an aggregate net loss of $9,764. The cumulative net loss was attributable, in part, to depreciation expense of $148 related to our computer equipment. We also incurred $9,616 in general and administrative expenses related to the costs of start-up operations, of which $5,000 was paid to Renea Yamada, a related party, in the form of 5,000,000 shares of common stock issued for services rendered.

We believe that our cash on hand as of June 30, 2006 in the amount of $845 is not sufficient to maintain our current minimal level of operations for the next approximately 12 months. We are seeking to raise a minimum of $35,000 and a maximum of $100,000 in a public offering of our common stock. It is anticipated that we will be able to initiate establishing a base of operations with at least the minimum amount sought in this offering. In the event we are unable to raise at least the minimum amount of $35,000, we may be unable to conduct any operations and may consequently go out of business. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

On August 23, 2006, we secured bridge loan financing in an effort to sustain our operations for the next six months. We are able to borrow in increments of $2,500, up to an aggregate of $17,500. The loan bears an interest rate of 10% per annum. The total amount borrowed, along with any accrued interest, is due December 31, 2007 and may be paid in part or in full at any time prior to that date without penalty. In the event we are able to raise at least the minimum gross proceeds of $35,000 in our public offering, all principal and interest accrued thereupon will be due immediately. As of August 23, 2006, we borrowed a total of $5,000. We cannot guarantee that we will be able to repay any amount borrowed. If we fall into default on this loan, we may be unable to extend our repayment date or obtain sufficient funds to satisfy the debenture.

In connection with the debt offering, the note holder was issued warrants to purchase 350,000 shares of our common stock. The aggregate purchase price is $38,500, or $0.11 per share. Assuming the exercise of all of the warrants, we intend to use the gross proceeds of $38,500 for general working capital. However, we cannot assure you that the warrant holder will exercise any of the warrants.

In addition to raising capital through sales of our equity and debt securities, generating sales in the next six to 12 months is important to support our planned ongoing operations. However, we cannot guarantee that we will generate any such sales. If we do not generate sufficient revenues and cash flows to support our operations over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our current officers and directors appear sufficient at this time. Our officers and directors work for us on a part-time basis, and are prepared to devote additional time, as necessary. We do not expect to hire any additional employees over the next 12 months.

Our management does not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our directors. Additionally, we believe that this fact shall not materially change.

Plan of Operation

We seek to establish ourselves as an online retailer of pet supplies. In order to commence our planned principal operations, we must publish our website and identify and contact potential manufacturers and suppliers of pet products. Our management designates the following as our priorities for the next six to 12 months:

1.

Establish our Internet presence: We believe that developing a website is critical to reaching prospective customers and generating awareness of our brand and proposed product offerings. We have reserved the domain name www.petexpresssupply.com and are working to develop content for the web site. Once operational, the site will serve as our base of operations and the sole method through which we will realize sales. Our website is not currently functional. We anticipate having our website operational within three months of attaining the minimum proceeds from this offering.

2.

Identify pet product manufacturers and suppliers: Our business model is to sell pet supplies to consumers. In order to obtain saleable merchandise, we must identify potential manufacturers and suppliers of pet products. Our President, Renea Yamada, intends to identify potential suppliers through Internet searches, recommendations from pet owners and shopping at competitors’ website and stores. We intend to initiate our research efforts within the next one to two months from the date of this registration statement, of which this prospectus is a part. To date, we have not identified or contacted any manufacturers or suppliers.

3.

Develop and implement an Internet marketing strategy: Approximately one month after publishing our website and within six months following this offering, we expect to develop and implement a promotional strategy to generate awareness of our brand and drive traffic to our proposed web site. Our current plan is to develop and implement a marketing plan by utilizing search engine placement and keyword submission optimization services to increase the visibility of our website to our target market. However, we expect to continuously assess new marketing strategies; thus, we cannot predict whether the actual marketing and advertising efforts we implement will remain in its current form or not. To date, we have not developed or implemented any marketing strategy.

4.

Pursue strategic alliances: Our management believes that strategic alliances, in the form of advertising or affiliate programs, could provide us with supplement income and generate brand awareness. It is our goal to enroll in programs that are free to participate. We plan to investigate the feasibility of these programs beginning within two months from the date our website becomes operational. We have not yet identified or contacted any companies with advertising or affiliate programs.

Our cash on hand as of June 30, 2006, in the amount of $845, is not sufficient to finance our objectives. As a result, we are seeking to raise a minimum of $35,000 and a maximum of $100,000 in a public offering of our common stock. There are no formal or informal agreements to attain such financing and can not assure you that any financing can be obtained. No alternative sources of funds are available to us in the event we do not raise adequate proceeds from this offering. If we are unable to raise at least the minimum proceeds, we will not be able to implement any of our proposed business activities and may be forced to cease operations.

On August 23, 2006, we secured bridge loan financing in an effort to sustain our operations for the next six months. We are able to borrow in increments of $2,500, up to an aggregate of $17,500. The loan bears an interest rate of 10% per annum. The total amount borrowed, along with any accrued interest, is due December 31, 2007 and may be paid in part or in full at any time prior to that date without penalty. In the event we are able to raise at least the minimum gross proceeds of $35,000 in our public offering, all principal and interest accrued thereupon will be due immediately. As of August 23, 2006, we borrowed a total of $5,000. We cannot guarantee that we will be able to repay any amount borrowed. If we fall into default on this loan, we may be unable to extend our repayment date or obtain sufficient funds to satisfy the debenture. We anticipate using the debt financing as follows:

	$	%
MAXIMUM AMOUNT OF LOAN	17,500	100.00%

Expenses related to the public offering
Transfer agent fees	500	2.86%
Professional fees	3,000	17.14%
SEC registration fees	100	0.57%
Total expenses related to the public offering	3,600	20.57%

Operating expenses
Office equipment	3,000	17.14%
Office supplies	500	2.86%
Website services	4,000	22.86%
Working capital	6,400	36.57%
Total operating expenses	13,900	79.43%

Total use of loan	17,500	100.00%

We plan to use the loan to cover the expenses related to the offering registered in this registration statement, of which this prospectus is a part. We expect these expenses to amount to approximately $3,600, which is comprised of transfer agent, professional and SEC registration fees. The funds from the loan are also expected to support our developmental activities until we are able to raise at least the minimum proceeds in our public offering of common stock being registered hereby. PES believes that using a minimum of $4,000 for web site development will be satisfactory to establish and keep our website, www.petexpresssupply.com, operational over the next 12 months. The site is expected to be fully functional but may have limited graphic appearance and depth. We also plan to spend approximately $3,000 on office equipment such as computers and printers, as well as $500 on basic office supplies. The balance of the loan available to us, $6,400, is anticipated to provide us with general working capital to cover unforeseen expenditures.

In connection with the debt offering, the note holder was issued warrants to purchase 350,000 shares of our common stock. The aggregate purchase price is $38,500, or $0.11 per share. Assuming the exercise of all of the warrants, we intend to use the gross proceeds of $38,500 for general working capital. However, we cannot assure you that the warrant holder will exercise any of the warrants.

We believe that the proceeds of the minimum offering will be sufficient to satisfy the start-up and operating requirements for the next 12 months. The table below illustrates the financing needs and anticipated sources of funds for the elements of our business plan that constitute top priorities. Each material event or milestone listed in the table below will be required until revenues are generated. These milestones are expected to be in place in the first six months after funding.

	Use of Proceeds Line Item	Minimum Offering	Maximum Offering

Establish Internet presence	Website services	$4,000 from bridge loan	$ 6,000
Purchase inventory of pet supplies	Inventory	$4,000	$12,000
Develop Internet marketing strategy	Advertising & marketing	$2,500	$16,000

Depending on the outcome of this offering, PES foresees one of the following basic scenarios:

Plan 1: Minimum Offering.

If PES raises only the minimum of $35,000 in this offering, then PES believes it will be able to execute its business plan adequately and operate as a going concern. PES does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow. $19,000, or 54%, of the gross offering proceeds, will be used to repay our accounts payable and bridge loan outstanding.

In the event this registration statement goes effective with the SEC, we will be required to file certain periodic and other reports, for which we have budgeted spending $9,500. This amount includes accounting, legal and professional fees related to filing quarterly and annual reports through December 31, 2007. All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B.

Within the first three to six months of receiving the minimum gross offering proceeds, we expect to begin purchasing saleable inventory of pet supplies in the amount of $4,000. We intend to evaluate the merits of stocking products on an item-by-item basis. All merchandising activities will be undertaken by Renea Yamada, our President.

The minimum of $2,500 allocated for marketing will be focused on online advertising and increasing Internet exposure and traffic and brochures and mailings. PES has identified a handful of online advertising products offered by Microsoft bCentral and Google AdWords that fit our allocated budget and support the business goals and objectives in the event only the minimum is raised in this offering. Although a plan of operations has not been developed dedicating the funds to any specific software/service(s), some of the services the Company is considering are “Guaranteed Traffic Banner Advertising”, “Site Optimization and Search Engine Submissions,” and an “Online Business Listing,” all of these products are offered by Microsoft bCentral.

PES believes that using a minimum of $6,000 for web site development will be satisfactory to establish and keep our website, www.petexpresssupply.com, operational over the next 12 months. The site is expected to be fully functional but may have limited graphic appearance and depth. PES’ working capital as addressed in use of proceeds will be kept at a minimum of $5,000.

Plan 2: 50% of the Maximum Offering.

In the event PES raises $50,000, 50% of the maximum offering, PES does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow. We have allocated additional funds to inventory and advertising costs with the goal of accelerating the implementation of our business plan. We plan to use $2,000 to increase the functionality of our website and to enhance the graphic appearance of the website. The remaining $9,000 will be kept in reserve for unforeseen expenses and/or opportunities. Growth of the company should not be adversely impacted. In the event sufficient sales are not generated in the first six to eight months, the company’s growth could be slower than anticipated.

Plan 3: 75% of the Maximum Offering.

In the event PES raises $75,000, 75% of the maximum offering, PES does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow. We expect to purchase significantly more inventory than we would have under a minimum offering, $8,000 as opposed to $4,000. Management will also increase our advertising budget to $8,000 to implement and expand our online advertising efforts. Our management believes the increased advertising budget is required to generate sales to turn over the greater amount of inventory we plan to purchase. We will continue to expand the look and feel of our website, and we have allocated $3,000 to do so. Our management believes the cost of being a reporting company will rise as our business activity increases. As a result, we have allocated $15,000 to cover professional fees related to satisfying our public reporting requirements. We seek to purchase additional office equipment and supplies. The remaining $19,250 will be kept in reserve for unforeseen expenses and/or opportunities. This funding level should be more than sufficient to execute the business plan and growth strategy in full. Our growth should not be adversely impacted at this level of funding.

Plan 4: Maximum Offering.

In the event PES raises the maximum of $100,000, PES does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow. We expect all aspects of our business to cost more and have budgeted, accordingly. We have allocated $12,000 toward purchasing saleable inventory. We will also spend $6,000 on improving our Internet site, as well as $16,000 on marketing efforts to drive consumers to our site. We have set aside $20,000 to take care of professional fees related to being a public reporting company. We seek to purchase additional office equipment and supplies. The remaining $23,500 will be kept in reserve for unforeseen expenses and/or opportunities. This funding level should be more than sufficient to fully execute our business plan and growth strategy.

All use of proceeds figures represent our management’s best estimates and are not expected to vary significantly. However, in the event we incur or expect to incur expenses materially outside of these estimates, we intend to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

Our ability to commence operations is entirely dependent upon the proceeds to be raised in this offering. If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which we will be unable to begin to generate any revenues. The realization of sales revenues in the next 12 months is important for our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to stay in business.

We currently do not have any material contracts and or affiliations with third parties.

Our officers and directors recognize that we are required to continuously file reports with the SEC and any exchange we may be quoted on, and understands the resultant increased costs of being a public reporting company. We believe that investors are more agreeable to invest in a company that intends to become a public company rather than to remain private with no foreseeable exit strategy for shareholders. Thus, we raised capital in a private placement offering completed in March 2006 with the intention of PES becoming a public reporting company. Our private investors held no influence on the decision to become a public company.

In addition, our officers and directors believe that a benefit of being a public company is the access to capital markets. We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Description of Property

Pet Express Supply, Inc. uses office space at 5219 S. Pittsburg St., Spokane, WA 99223. Mrs. Renea Yamada, a director and shareholder, is providing the office space, located at Mrs. Yamada’s primary residence, at no charge to us. We believe that this arrangement is suitable given that our current operations are primarily administrative. We also believe that we will not need to lease additional administrative offices for at least the next 12 months. There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

In September 2003, we issued 5,000,000 shares of $0.001 par value common stock to Renea Yamada, an officer and director, in exchange for services performed valued at $5,000, related specifically to the formation and organization of our corporation, as well as setting forth a business plan and operational objectives.

Additionally, we use office space and services provided without charge by Mrs. Yamada.

In March 2006, we conducted a private placement offering of our common stock at a price of $0.10 per share to four individuals. Three of these four purchasers are related parties and are delineated in the table below:

Name	Relationship	Shares Purchased	Cash Paid

Diane Egger	Treasurer and director of the Company	10,000	$1,000

Steve Egger	Husband of Diane Egger, Treasurer and director of PES and brother of Renea Yamada, President and director of PES.	10,000	$1,000

Dawn Yamada	Sister-in-law of Renea Yamada, President and director of PES	10,000	$1,000

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.

As of the date of this prospectus,

1.	There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of Pet Express Supply, Inc.;

2.

There are currently 5,000,000 shares of our common stock held by Renea Yamada, an officer, director and employee, that are ineligible to be sold pursuant to Rule 144 under the Securities Act, none of which we have agreed to register for sale;

3.	In the future, all 5,000,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act;

4.	There are currently 10,000 shares of our common stock held by Diane Egger, an officer, director and employee, that are being registered in this registration statement; and

5.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, Pet Express Supply, Inc. has approximately 5,055,000 shares of $0.001 par value common stock issued and outstanding held by five shareholders of record. Our Transfer Agent is Madison Stock Transfer, Inc., 1688 E. 16th Street, Suite 7, Brooklyn, New York 11229, phone (718) 627-4453.

Dividends

Pet Express Supply, Inc. has never declared or paid any cash dividends on its common stock. For the foreseeable future, Pet Express intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including Pet Express’ financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen-sation ($)

Renea Yamada	2006	0	0	0	0	0	0	0
President	2005	0	0	0	0	0	0	0
	2004	0	0	0	0	0	0	0
	2003	0	0	0	5,000	0	0	0

Diane Egger	2006	0	0	0	0	0	0	0
Treasurer

Directors’ Compensation

Our director is not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses. We have no formal or informal arrangements or agreements to compensate our director for services he provides as a director of our company.

Employment Contracts And Officers’ Compensation

Since our incorporation, we have not paid any compensation to our sole officer, director and employee. We do not have employment agreements. Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as we are cash flow positive.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Financial Statements

(a) Audited Financial Statements as of December 31, 2005

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(A Development Stage Company)

Balance Sheets

as of

December 31, 2005 and 2004

and

Statements of Operations,

Stockholders’ Equity, and

Cash Flows

For the years ended December 31, 2005 and 2004,

and from September 11, 2003 (Inception)

through

December 31, 2005

Beckstead and Watts, LLP

Certified Public Accountants

2425 W Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984 (tel)

702.362.0540 (fax)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Pet Express Supply, Inc. (formerly GPP Diversified, Inc.) (the “Company”) (A Development Stage Company), as of December 31, 2005 and 2004, and the related statements of operations, stockholder’s equity, and cash flows for the years then ended and from September 11, 2003 (Inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pet Express Supply, Inc. (formerly GPP Diversified, Inc.) (A Development Stage Company) as of December 31, 2005 and 2004, and the results of its operations and cash flows for the years then ended and from September 11, 2003 (Inception) to December 31, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP

September 12, 2006

F1

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(a Development Stage Company)

Balance Sheets

	December 31,
	2005	2004

Assets

Current assets:	$—	$—

	$—	$—

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,460	$—
Total current liabilities	3,460	—

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares
authorized, 5,000,000 shares issued and
outstanding as of 12/31/05 and 12/31/04	5,000	5,000
Additional paid-in capital	200	200
(Deficit) accumulated during development stage	(8,660)	(5,200)
	(3,460)	—

	$—	$—

The accompanying notes are an integral part of these financial statements.

F2

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(a Development Stage Company)

Statements of Operations

			September 11, 2003
	For the years ended		(Inception) to
	December 31,		December 31,
	2005	2004	2005

Revenue	$—	$—	$—

Expenses:
General and administrative expenses	3,460	—	3,660
General and administrative expense-related party	—	—	5,000
Total expenses	3,460	—	8,660

(Loss) before provision for taxes	(3,460)	—	(8,660)

Provision for income taxes	—	—	—

Net (loss)	$(3,460)	$—	$(8,660)

Weighted average number of
common shares outstanding - basic and fully diluted	5,000,000	5,000,000

Net (loss) per share-basic and fully diluted	$—	$—

The accompanying notes are an integral part of these financial statements.

F3

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(a Development Stage Company)

Statement of Stockholders’ Equity

				(Deficit)
				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

September 2003
Founders shares
issued for services	5,000,000	$5,000	$—	$—	$5,000

September 2003
Donated capital	—	—	200	—	200

Net (loss)
For the period September 11, 2003 (inception) to December 31, 2003	—	—	—	(5,200)	(5,200)

Balance, December 31, 2003	5,000,000	5,000	200	(5,200)	—

Net (loss)
For the year ended
December 31, 2004	—	—	—	—	—

Balance, December 31, 2004	5,000,000	5,000	200	(5,200)	—

Net (loss)
For the year ended
December 31, 2005	—	—	—	(3,460)	(3,460)

Balance, December 31, 2005	5,000,000	$5,000	$200	$(8,660)	$(3,460)

The accompanying notes are an integral part of these financial statements.

F4

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(a Development Stage Company)

Statements of Cash Flows

			September 11, 2003
	For the years ended		(Inception) to
	December 31,		December 31,
	2005	2004	2005
Cash flows from operating activities
Net (loss)	$(3,460)	$—	$(8,660)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Shares issued for services – related party	—	—	5,000
Changes in operating assets and liabilities:
Increase in accounts payable	3,460	—	3,460
Net cash (used) by operating activities	—	—	(200)

Cash flows from financing activities
Donated capital	—	—	200
Net cash provided by financing activities	—	—	200

Net increase (decrease) in cash	—	—	—
Cash – beginning	—	—	—
Cash – ending	$—	$—	$—

Supplemental disclosures:
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—

Non-cash transactions:
Shares issued for services – related party	$—	$—	$5,000
Number of shares issued for services – related party	—	—	5,000,000

The accompanying notes are an integral part of these financial statements.

F5

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(a Development Stage Company)

Notes

Note 1 – History and organization of the company

The Company was organized September 11, 2003 (Date of Inception) under the laws of the State of Nevada, as GPP Diversified, Inc. The Company was initially authorized to issue 25,000,000 shares of its no par value common stock.

On November 9, 2005, the Company amended its articles of incorporation to increase its authorized capital to 100,000,000 shares with a par value of $0.001. Concurrently, the Company changed its name from GPP Diversifed, Inc. to Pet Express Supply, Inc.

The business of the Company is to sell pet products via the Internet. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

Note 2 – Accounting policies and procedures

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2005 and 2004.

Revenue recognition

The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred.

Advertising costs

The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses for the years ended December 31, 2005 and 2004.

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at December 31, 2005 and 2004.

Property and Equipment

Property and equipment are recorded at historical cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation expense is recorded within selling, general and administrative expense. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Computer Equipment	3 years

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(a Development Stage Company)

Notes

Note 2 – Accounting policies and procedures (continued)

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of December 31, 2005 and 2004.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), “Reporting on the Costs of Start-Up Activities,” which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company’s financial statements.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2005 and 2004. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

General and administrative expenses

The significant components of general and administrative expenses consists of meals and entertainment expenses, legal and professional fees, outside services, office supplies, postage, and travel expenses.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of an Enterprise and Related Information”. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(a Development Stage Company)

Notes

Note 2 – Accounting policies and procedures (continued)

Recent pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of “so abnormal” which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154 (SFAS #154), “Accounting Changes and Error Corrections.” SFAS #154 requires retrospective application to prior-period financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS #154 also redefines “restatement” as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS #154 is not expected to have a material impact on the Company’s financial statements and disclosures.

Year end

The Company has adopted December 31 as its fiscal year end.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of ($8,660) for the period from September 11, 2003 (inception) to December 31, 2005, and had no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

The Company is contemplating conducting an offering of its equity securities to obtain operating capital. In the event additional capital is required or if the offering is unsuccessful, the President of the Company has agreed to provide funds as a loan over the next twelve-month period, as may be required. However, the Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(a Development Stage Company)

Notes

Note 2 – Accounting policies and procedures (continued)

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Note 4 – Income taxes

For the years ended December 31, 2005 and 2004, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2005, the Company had approximately $8,660 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2023.

The components of the Company’s deferred tax asset are as follows:

	December 31
	2005		2004
Deferred tax assets:
Net operating loss carryforwards	8,660		5,200
Total deferred tax assets	8,660		5,200

Net deferred tax assets before valuation allowance	8,660		5,200
Less: Valuation allowance	(8,660)		(5,200)
Net deferred tax assets	$-0	—	$-0	—

For financial reporting purposes, the Company has incurred a loss in each period since its inception. Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2005 and 2004.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	Year Ended December 31
	2005		2004
Federal and state statutory rate	$(2,944)		$(1,768)
Change in valuation allowance on deferred tax assets	2,944		1,768
	$-0	—	$-0	—

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(a Development Stage Company)

Notes

Note 5 – Stockholders’ equity

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

On September 11, 2003, the Company issued 5,000,000 shares of its par value common stock as founders’ shares to an officer and director in exchange for services rendered in the amount of $5,000.

On September 11, 2003, the sole officer and director of the Company paid for expenses on our behalf in the amount of $200. The entire amount is considered donated capital and recorded as additional paid-in capital.

As of December 31, 2005, there have been no other issuances of common stock.

Note 6 – Warrants and options

As of December 31, 2005 and 2004, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 – Related party transactions

The Company issued 5,000,000 shares of its no par value common stock as founders’ shares to an officer and director in exchange for services rendered in the amount of $5,000.

A shareholder, officer and director of the Company paid for expenses of the Company totaling $200. This amount has been donated to the Company, is not expected to be repaid and is considered additional paid-in capital.

The Company does not lease or rent any property. Office services are provided without charge by an officer and director of the Company. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 8 – Subsequent Events

On March 3, 2006, the Company conducted a private placement, whereby it issued 75,000 shares of its par value common stock for cash in the amount of $7,500.

On April 3, 2006, the Company rescinded 20,000 shares of common stock issued in the private offering and returned the cash investment of two shareholders, totaling $2,000.

On August 23, 2006, the Company conducted a private offering of debt securities, whereby it secured up to $17,500 in bridge loan financing from one non-affiliated entity, whereby the note holder agreed to finance the Company in increments of $2,500, as needed. To date, the note holder has loaned the Company $5,000. The aggregate principal amount and interest accrued thereupon is due December 31, 2007. The note bears an interest rate of 10%, calculated annually, and contains no prepayment penalty.

In connection with the debt offering, the note holder was issued warrants to purchase shares of the Company’s par value common stock. The warrant holder was granted the right to purchase 350,000 shares of common stock of the Company for an aggregate purchase price of $38,500 or $0.11 a share.

(b) Unaudited Financial Statements as of June 30, 2006

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(A Development Stage Company)

Unaudited

Balance Sheet

as of

June 30, 2006

and

Statements of Operations,

Stockholders’ Equity, and

Cash Flows

For the three and six months ended

June 30, 2006 and 2005

and

for the period

September 11, 2003 (Date of Inception)

through

June 30, 2006

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(a Development Stage Company)

Balance Sheet

(unaudited)

June 30,
2006
Assets

Current assets:
Cash	$845
Total current assets	845

Fixed assets, net	1,551

$2,396

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,460
Total current liabilities	1,460

Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares
authorized, 5,055,000 shares issued and outstanding	5,055
Additional paid-in capital	5,645
(Deficit) accumulated during development stage	(9,764)
936

$2,396

The accompanying notes are an integral part of these financial statements.

F13

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(a Development Stage Company)

Statements of Operations

(unaudited)

	Three Months Ended		Six Months Ended		September 11, 2003
	June 30,		June 30,		(Inception) to
	2006	2005	2006	2005	June 30, 2006

Revenue	$—	$—	$—	$—	$—

Expenses:
Depreciation	142	—	148	—	148
General and administrative expenses	234	—	956	—	4,616
General and administrative expenses – related party	—	—	—	—	5,000
Total expenses	376	—	1,104	—	9,764

(Loss) before provision for income taxes	(376)	—	(1,104)	—	(9,764)

Provision for income taxes	—	—	—	—	—

Net (loss)	$(376)	$—	$(1,104)	$—	$(9,764)

Weighted average number of common shares outstanding – basic and fully diluted	5,055,659	5,000,000	5,039,368	5,000,000

Net (loss) per share – basic and fully diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

F14

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(a Development Stage Company)

Statements of Cash Flows

(unaudited)

	Six Months Ended		September 11, 2003
	June 30,		(Inception) to
	2006	2005	June 30, 2006
Cash flows from operating activities
Net (loss)	$(1,104)	$—	$(9,764)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Shares issued for services – related party	—	—	5,000
Depreciation	148	—	148
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	(2,000)	—	1,460
Net cash (used) by operating activities	(2,956)	—	(3,156)

Cash flows from investing activities
Purchase of fixed assets	(1,699)	—	(1,699)
Net cash (used) by investing activities	(1,699)	—	(1,699)

Cash flows from financing activities
Donated capital	—	—	200
Issuances of common stock	5,500	—	5,500
Net cash provided by financing activities	5,500	—	5,700

Net increase in cash	845	—	845
Cash – beginning	—	—	—
Cash – ending	$845	$—	$845

Supplemental disclosures:
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—

Non-cash transactions:
Shares issued for services – related party	$—	$—	$5,000
Number of shares issued for services – related party	—	—	5,000,000

The accompanying notes are an integral part of these financial statements.

F15

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(a Development Stage Company)

Notes

Note 1 – Basis of presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2005 and notes thereto included in the Company’s SB-2 registration statement. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

Note 2 – History and organization of the company

The Company was organized September 11, 2003 (Date of Inception) under the laws of the State of Nevada, as GPP Diversified, Inc. The business of the Company is to sell pet products via the Internet. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

The Company was initially authorized to issue 25,000,000 shares of its no par value common stock. On November 9, 2005, the Company amended its articles of incorporation to increase its authorized capital to 100,000,000 shares with a par value of $0.001. Concurrently, the Company changed its name from GPP Diversifed, Inc. to Pet Express Supply, Inc.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of ($9,764) for the period from September 11, 2003 (inception) to June 30, 2006, and had no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

The Company is contemplating conducting an offering of its equity securities to obtain operating capital. In the event additional capital is required or if the offering is unsuccessful, the President of the Company has agreed to provide funds as a loan over the next twelve-month period, as may be required. However, the Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Pet Express Supply, Inc.

(formerly GPP Diversified, Inc.)

(a Development Stage Company)

Notes

Note 4 – Fixed assets

Fixed assets consisted of the following:

	June 30,
	2006	2005

Computer equipment	$1,699	$—
Accumulated depreciation	$(148)	$—
	$1,551	$—

During the six month periods ended June 30, 2006 and 2005, the Company recorded depreciation expense of $148 and $0, respectively.

Note 5 – Stockholders’ equity

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

On March 3, 2006, the Company conducted a private placement, whereby it issued 75,000 shares of its par value common stock for cash in the amount of $7,500.

On April 3, 2006, the Company rescinded 20,000 shares of common stock issued in the private offering and returned the cash investment of two shareholders, totaling $2,000.

As of June 30, 2006, there have been no other issuances of common stock.

Note 6 – Warrants and options

As of June 30, 2006, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 – Related party transactions

The Company does not lease or rent any property. Office services are provided without charge by an officer and director of the Company. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 8 – Subsequent events

On August 23, 2006, the Company conducted a private offering of debt securities, whereby it secured up to $17,500 in bridge loan financing from one non-affiliated entity, whereby the note holder agreed to finance the Company in increments of $2,500, as needed. To date, the note holder has loaned the Company $5,000. The aggregate principal amount and interest accrued thereupon is due December 31, 2007. The note bears an interest rate of 10%, calculated annually, and contains no prepayment penalty.

In connection with the debt offering, the note holder was issued warrants to purchase shares of the Company’s par value common stock. The warrant holder was granted the right to purchase 350,000 shares of common stock of the Company for an aggregate purchase price of $38,500 or $0.11 a share.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Pet Express’ Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. Pet Express indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Pet Express’ request as one of its officers or directors. Pet Express may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of Pet Express’ directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Pet Express’ best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. Pet Express has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

EDGAR Conversion Fees	$500
Transfer Agent Fees	500
Accounting and Legal Fees	2,500
SEC Registration Fee	100
Total	$3,600

Recent Sales of Unregistered Securities.

In September 2003, we issued 5,000,000 shares of our common stock to Renea Yamada, our founding shareholder and an officer and director. This sale of stock did not involve any public offering, general advertising or solicitation. The shares were issued in exchange for services performed by the founding shareholder on our behalf in the amount of $5,000. Mrs. Yamada received compensation in the form of common stock for performing services related to the formation and organization of our Company, including, but not limited to, designing and implementing a business plan and providing administrative office space for use by the Company; thus, these shares are considered to have been provided as founder’s shares. Additionally, the services are considered to have been donated, and have resultantly been expensed and recorded as a contribution to capital. At the time of the issuance, Mrs. Yamada had fair access to and was in possession of all available material information about our company, as his is the sole officer and director of Pet Express Supply, Inc. The shares bear a restrictive transfer legend. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In March 2006, we sold 75,000 shares of our common stock to six shareholders, three of whom are affiliates of PES. The shares were issued at a price of $0.10 per share for total cash in the amount of $7,500. The shares bear a restrictive transfer legend. This March 2006 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Pet Express Supply, Inc., including an audited balance sheet, statements of income, changes in stockholders’ equity and cash flows. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

In April 2006, we returned the investment of two non-affiliated shareholders, aggregating $2,000 (or 20,000 shares of our common stock). The shares were returned to our authorized capital and are not considered issued nor outstanding.

On August 23, 2006, we conducted a private offering of debt securities, whereby we secured up to $17,500 in bridge loan financing from Lynn Cole Capital, a non-affiliated entity, whereby the note holder agreed to finance us in increments of $2,500, as needed. To date, the note holder has loaned us a total of $5,000. The aggregate principal amount and interest accrued thereupon is due December 31, 2007. The note bears an interest rate of 10%, calculated annually, and contains no prepayment penalty. In connection with the debt offering, the note holder was issued warrants to purchase 350,000 shares of our common stock for an aggregate purchase price of $38,500, or $0.11 a share. The securities were issued in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation
b) Bylaws
c) Certificate of Amendment

5.	Opinion on Legality
Attorney Opinion Letter.

10.	Material Contracts
a) Bridge Loan Agreement
b) Warrant Agreement

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing.
b) Consent of Independent Registered Public Accounting Firm.

99.	Additional Exhibits
a) Escrow Agreement
b) Form of Subscription Agreement

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Arizona on September 25, 2006.

PET EXPRESS SUPPLY, INC.
(Registrant)

By: /s/ Renea Yamada, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Renea Yamada	President, CEO and Director	September 25, 2006
Renea Yamada

/s/ Diane L. Egger	Chief Financial Officer	September 25, 2006
Diane L. Egger

/s/ Diane L. Egger	Chief Accounting Officer	September 25, 2006
Diane L. Egger